Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS FIRST QUARTER FISCAL 2009 RESULTS
-First Quarter Comparable Store Sales Increased 8.2% Exceeding External Estimates
-First Quarter Diluted Earnings Per Share of $0.08
-Inventories Decreased $47 Million Year/Year to $574 Million
-Cash Flow From Operations Improved $104 Million Year/Year
-Reduced Total Debt $151 Million Year/Year

SIDNEY, Neb. (April 30, 2009) – Cabela’s Incorporated (NYSE:CAB) today reported that first quarter fiscal 2009 retail store revenue increased 8.3% to $275.5 million driven by an 8.2% increase in comparable store sales; direct revenue decreased 4.7% to $225.4 million; and financial services revenue decreased 16.7% to $33.9 million. Total revenue for the first quarter of 2009 increased 0.7% to $539.5 million compared to $535.5 million for the first quarter of 2008.

“We are very pleased with the revenue growth we achieved during the quarter,” said Thomas Millner, Cabela’s Chief Executive Officer. “Our 8.2% comparable store sales increase in the quarter is a strong validation of the strength of our brand and the loyalty of our customers. Additionally, we were able to lower direct channel marketing costs by 13.0% while holding revenues to only a 4.7% decline, which performed better than our expectations.”

“Our focus on sustainable improvements in operating efficiencies and our ongoing focus on the balance sheet reaped benefits during the quarter as inventories decreased $47 million and cash flow from operations improved $104 million, each compared to the prior year quarter,” Millner said. “Additionally, total debt was reduced by $151 million compared to the prior year quarter.”

Gross margin, while lower in the quarter due to a product mix shift, came in slightly above external estimates. Due to ongoing efforts to reduce costs and improve efficiencies, selling, distribution, and administrative expenses declined as a percentage of total revenue to 37.2% of sales from 37.5% of sales in the year ago quarter. Net income for the first quarter of 2009 was $5.1 million, or $0.08 per diluted share, compared to $10.0 million, or $0.15 per diluted share, in the first quarter of 2008. Compared to the first quarter of 2008, net income for the first quarter of 2009 was adversely impacted by $14.7 million (pre-tax) of additional bad debt expense which reduced securitization income. Additionally, we incurred a $1.7 million (pre-tax) charge, or $0.02 per diluted share, related to severance and fixed asset write downs.

As of March 28, 2009, the Company had $541 million in cash and cash equivalents compared to $78 million as of March 29, 2008.  Inventories totaled $574 million at the end of the first quarter 2009, a decrease of 7.6% compared to inventories of $621 million at the end of the first quarter 2008.  Total debt as of March 28, 2009, was $475 million compared to $626 million as of March 29, 2008, a decrease of $151 million or 24.2%.

Mr. Millner continued, “We are pleased with the progress we made to control costs, drive operational excellence, strengthen our balance sheet, and improve liquidity at our wholly-owned subsidiary, World’s Foremost Bank. While bad debts at World’s Foremost Bank have increased due to the economy, we are adjusting pricing and implementing new products to help mitigate the impact throughout the year. We have made considerable progress generating increased liquidity at World’s Foremost Bank having successfully raised $425 million through the issuance of a three-year securitization transaction under the TALF program in addition to increasing outstanding certificates of deposit by $121 million during the quarter. With our strong cash position and the completion of this securitization, we don’t expect to complete another term securitization until the second quarter of 2010.”

“As we look ahead into the second quarter, we remain encouraged with the favorable trends in our retail and direct segments. We are confident that our brand equity, our strong vendor relationships, our solid balance sheet and our multi-channel integrated business model, combined with a focus on operating excellence and balance sheet improvements, will continue to make Cabela’s our customers’ preferred outdoor shopping destination and our suppliers choice for growth. Because of these trends, we are increasing our revenue guidance for both comparable store sales and total revenue. Reflecting our improved expectations, we now forecast comparable store sales and total revenue growth to be at least flat for 2009 as compared to our previous guidance of down low-single digits. Due to recent trends in our credit card portfolio, we now expect charge-offs to be between 5.1% and 5.5% for 2009 as compared to our previous guidance of 4.5-4.6%. Higher revenue expectations in our retail segment are expected to be offset by lower revenue in our financial services segment; therefore, we continue to expect earnings per share for 2009 to be roughly equal with 2008 levels.”

Conference Call Information

A conference call to discuss first quarter fiscal 2009 operating results is scheduled for today (Thursday, April 30) at 4:30 p.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding the timing of future term securitization transactions, comparable store sales and total revenue growth being at least flat for 2009, charge-offs being between 5.1% and 5.5% for 2009; and earnings per share for 2009 being roughly equal with 2008 levels.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the level of discretionary consumer spending; the strength of the economy; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit arrangements; counterparty risk on the Company's unsecured revolving credit facility; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products; trade restrictions; political or financial instability in countries where the goods the Company sells are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around the Company's retail stores; labor shortages or increased labor costs; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; the Company's ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions; the Company's ability to manage credit and liquidity risks; any downgrade of the ratings on the outstanding notes issued by the Company's financial services business' securitization trust; the ability of the Company's financial services business to securitize credit card receivables at acceptable rates or access the deposits market; decreased interchange fees received by the Company's financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 27, 2008), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2009	2008
Revenue:
Merchandise sales	$500,878	$490,911
Financial services revenue	33,894	40,708
Other revenue	4,768	3,920
Total revenue	539,540	535,539

Total cost of revenue (exclusive of depreciation and amortization)	326,314	313,802
Selling, distribution, and administrative expenses	200,900	200,651
Operating income	12,326	21,086

Interest expense, net	(5,834)	(7,141)
Other non-operating income, net	2,046	1,859
Income before provision for income taxes	8,538	15,804
Provision for income taxes	3,410	5,848

Net income	$5,128	$9,956

Basic net income per share	$0.08	$0.15
Diluted net income per share	$0.08	$0.15

Basic weighted average shares outstanding	66,578,213	65,934,381
Diluted weighted average shares outstanding	66,663,239	66,575,573

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Value)
(Unaudited)

ASSETS	March 28,	December 27,	March 29,
	2009	2008	2008
CURRENT
Cash and cash equivalents	$540,500	$410,104	$78,085
Accounts receivable, net of allowance for doubtful accounts of $854, $556 and $1,861	37,722	45,788	56,713
Credit card loans, net of allowances of $1,180, $1,507 and $1,210	141,932	167,226	175,254
Inventories	573,953	517,657	620,925
Prepaid expenses and other current assets	146,849	133,439	139,924
Total current assets	1,440,956	1,274,214	1,070,901
Property and equipment, net	880,105	881,080	900,280
Land held for sale or development	40,414	39,318	34,811
Retained interests in securitized loans	57,225	61,605	36,864
Economic development bonds	116,161	112,585	106,314
Other assets	26,123	27,264	30,685
Total assets	$2,560,984	$2,396,066	$2,179,855

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $22,946, $28,217 and $18,352	$187,522	$189,766	$190,328
Gift instruments, and credit card and loyalty rewards programs	164,480	184,834	169,006
Accrued expenses	90,076	123,296	88,627
Time deposits	184,841	178,817	65,494
Current maturities of long-term debt	237	695	26,564
Income taxes payable	2,278	11,689	4,468
Deferred income taxes	11,556	11,707	15,568
Total current liabilities	640,990	700,804	560,055
Long-term debt, less current maturities	474,683	379,336	599,802
Long-term time deposits	422,181	307,382	118,071
Deferred income taxes	38,228	38,707	31,063
Other long-term liabilities	61,170	56,132	32,059

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized -- 10,000,000 shares; Issued – none	-	-	-
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares; Issued – 66,923,128, 66,833,984, and 66,011,696 shares	669	668	660
Class B Non-voting, Authorized – 245,000,000 shares; Issued – none	-	-	-
Additional paid-in capital	274,228	271,958	260,047
Retained earnings	652,804	647,676	581,228
Accumulated other comprehensive loss	(3,969)	(6,597)	(3,130)
Total stockholders’ equity	923,732	913,705	838,805
Total liabilities and stockholders’ equity	$2,560,984	$2,396,066	$2,179,855

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2009	2008
Revenue:
Retail	$275,526	$254,375
Direct	225,352	236,536
Financial Services	33,894	40,708
Other	4,768	3,920
Total revenue	$539,540	$535,539

Operating Income (Loss):
Retail	18,054	26,939
Direct	29,416	33,476
Financial Services	11,969	10,777
Other	(47,113)	(50,106)
Total operating income	$12,326	$21,086

As a Percentage of Total Revenue:
Retail revenue	51.0%	47.5%
Direct revenue	41.8	44.2
Financial Services revenue	6.3	7.6
Other revenue	0.9	0.7
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	6.6%	10.6%
Direct operating income	13.1	14.2
Financial Services operating income	35.3	26.5
Total operating income (1)	2.3	3.9

 (1)     The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Dollars in Thousands)
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income.

	Three Months Ended
	March 28, 2009	March 29, 2008

Interest and fee income, net of provision for loan losses	$10,989	$10,380
Interest expense	(6,173)	(3,502)
Net interest income, net of provision for loan losses	4,816	6,878
Non-interest income:
Securitization income	39,034	43,698
Other non-interest income	15,033	16,588
Total non-interest income	54,067	60,286
Less: Customer rewards costs	(24,989)	(26,456)

Financial Services revenue	$33,894	$40,708

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
(Dollars in Thousands)
(Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

	Three Months Ended
	March 28, 2009	March 29, 2008

Interest income	$56,889	$51,809
Interchange income, net of customer rewards costs	20,244	17,827
Other fee income	11,983	7,477
Interest expense	(23,922)	(21,710)
Provision for loan losses	(27,115)	(12,402)
Other	(4,185)	(2,293)
Managed Financial Services revenue	$33,894	$40,708

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:
Interest income	10.2%	10.6%
Interchange income, net of customer rewards costs	3.6	3.6
Other fee income	2.1	1.5
Interest expense	(4.3)	(4.4)
Provision for loan losses	(4.8)	(2.5)
Other	(0.7)	(0.5)
Managed Financial Services revenue	6.1%	8.3%

Average managed credit loans	$2,238,339	$1,962,064

Back to Form 8-K